Exhibit 10.28

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is entered into by and between Napster, Inc. (the “Company”) and Robert Rodin, as of the 2nd day of January, 2006 (the “Effective Date”).

I.	ENGAGEMENT.

The Company hereby engages Consultant as a Special Advisor to the Company, and Consultant hereby accepts such engagement, upon the terms and conditions hereinafter set forth.

II.	SERVICE.

A. Consultant shall provide such consulting services under this Agreement as the Board of Directors of the Company shall determine from time to time. Company and Consultant agree that Consultant shall perform the following initial services:

Consultant will provide strategic advice and counsel regarding the Company’s new Napster.com initiative and assist the CEO and management of the Company, as requested, in the design of the new product with a particular focus on revenue generation and state of the art advertising models. Consultant will meet individually with the CEO and members of the Company’s executive management on a weekly basis and perform such services as are mutually agreed to by the parties.

B. Consultant agrees to devote sufficient time and energy to the business of the Company to accomplish the projects assigned by the Company.

C. For the term of this Agreement, Consultant’s Company contact shall be the CEO or his designee.

III.	COMPENSATION.

As full consideration for Consultant’s performance of these services during the Consulting Period, the Company shall grant Consultant under the Company’s 2001 Stock Plan a number of shares of Company common stock equal to the number obtained by dividing (1) $59,500, by (2) the closing sales price for a share of Company common stock (or the closing bid, if no sales were reported) as quoted on the Nasdaq National Market on the Effective Date (or, if such day is not a trading day, the immediately preceding trading day).

IV.	TERM.

A. Consulting Period. Unless otherwise mutually agreed by Consultant and Company, the duration of Consultant’s engagement (the “Consulting Period”) shall be for a period of three (3) months commencing on January 2, 2006, and ending on March 31, 2006.

B. Obligations of the Company Upon Termination. If Consultant’s engagement expires or is terminated by the mutual consent of Company and Consultant, this Agreement shall terminate without further obligations to Consultant under this Agreement. The rights and obligations set forth in Sections V, VI, and VIII-XIV shall survive the termination of this Agreement.

V.	ARBITRATION.

Any controversy or claim arising out of or relating to Consultant’s engagement including but not limited to claims based upon (1) common law, (2) federal, state, or local statutes, regulations, or ordinances, and (3) this Agreement, its enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions, shall be submitted to arbitration, to be held in Los Angeles, California in accordance with California Civil Procedure Code §§ 1282-1284.2. In the event either party institutes arbitration under this Agreement, the party prevailing in any such litigation shall be entitled, in addition to all other relief, to reasonable attorneys’ fees relating to such arbitration, including attorneys’ fees incurred in any proceeding to compel arbitration. The nonprevailing party shall be responsible for all costs of the arbitration, including but not limited to, the arbitration fees, court reporter fees, etc.

VI.	OWNERSHIP.

Consultant agrees that any software, hardware, equipment, or records, including all copies or extracts of them which Consultant prepares, uses, or sees during the term of this Agreement in relation to the performance of services hereunder shall be and remain the sole property of Company or its customers.

A. Ownership of Copyrights. Consultant agrees that any work product, documentation, and improvements made by Consultant during the term of this Agreement that relate to Company’s business activities belong exclusively to Company or its customers as works made for hire under the U.S. Copyright Law when such work is within the scope of the services to be performed under this Agreement or if they were created using any of Company’s facilities, materials, information, or resources.

VII.	INDEPENDENT CONTRACTOR STATUS.

The parties intend Consultant to be an independent contractor in the performance of these services. Consultant is not an employee, agent, partner, or joint venturer of or with Company. Nothing in this Agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between Consultant and Company or any employee or agent of Consultant.

A. Consultant shall have the right to control and determine the method and means of performing the above services; Company shall not have the right to control or determine such method or means, being interested only in the results obtained, and having the general right of inspection and supervision in order to secure the satisfactory completion of such services.

B. Consultant shall not be entitled to participate in any vacation, medical, retirement, or other fringe benefit of Company and shall not make claim of entitlement to any such employee program or benefit.

C. Consultant and Company agree that Consultant is not an employee for state or federal tax purposes. Consultant shall be solely responsible for the payment of withholding taxes, FICA, Medicare, disability, and other such tax deductions on any earnings or payments made and Company shall withhold no such payroll tax deductions from any payments due. Consultant agrees to defend, indemnify hold harmless Company from any claim or assessment by any taxing authority arising from this paragraph.

D. Consultant is not entitled to worker’s compensation benefits or unemployment compensation benefits provided by Company. Consultant shall be solely responsible for the payment of his/her worker’s compensation, unemployment compensation, and other such payments. Company will not pay for worker’s compensation for Consultant. Company will not contribute to a state unemployment fund for Consultant, and Company will not pay the federal unemployment tax for Consultant.

E. Consultant and Company agree that Consultant shall not be subject to the provisions of any personnel policy or rules and regulations applicable to employees, as the Consultant shall fulfill his/her responsibility independent of and without supervisory control by Company.

VIII.	SUCCESSORS.

A. This Agreement is personal to Consultant and shall not, without the prior written consent of the Company, be assignable by Consultant.

B. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns and any such successor or assignee shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, “successor” and “assignee” shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires the Company or to which the Company assigns this Agreement by operation of law or otherwise.

IX.	WAIVER.

No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

X.	MODIFICATION.

This Agreement may not be amended or modified other than by a written agreement executed by Consultant and the Company.

XI.	SAVINGS CLAUSE.

If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

XII.	COMPLETE AGREEMENT.

This Agreement constitutes and contains the entire agreement and final understanding concerning Consultant’s consulting relationship with the Company and the other subject matters addressed herein between the parties. It is intended by the parties as a complete and exclusive statement of the terms of their agreement. It supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matter hereof. Any representation, promise or agreement not specifically included in this Agreement shall not be binding upon or enforceable against either party. This is a fully integrated agreement.

XIII.	GOVERNING LAW.

This Agreement shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, by the laws of the State of California without regard to principles of conflict of laws.

XIV.	EXECUTION.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

In witness whereof, the parties hereto have executed this Agreement as of the date first above written.

“Company”		“Consultant”

NAPSTER, INC.		ROBERT RODIN

By	/s/ WILLIAM E. GROWNEY, JR.	/s/ ROBERT RODIN
Robert Rodin
Its	Secretary

5